Exhibit 99.1

NEWS	Contact:	Irene Honeycutt
FOR IMMEDIATE RELEASE		Investor Relations
ORBIT/FR, Inc.
(215) 674-5100
irene@orbitfr.com

ORBIT/FR REPORTS ON DELISTING NOTICE

               HORSHAM, PA: February 4, 2003 — ORBIT/FR, Inc. (NASDAQ: ORFR), reported that today it received a Nasdaq Staff Determination indicating that the Company has failed to comply with the $1,000,000 minimum market value of public float requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(7) and that its shares are, therefore, subject to delisting from The Nasdaq SmallCap Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and present its case. The Company’s shares will continue trading on The Nasdaq SmallCap Market until the Panel has reached a decision. If the Panel does not grant the Company’s request for continued listing, the Company’s shares will likely be traded on the OTC Bulletin Board.

ORBIT/FR, Inc. develops, markets and supports sophisticated automated microwave test and measurement systems for the wireless communication, satellite, automotive and aerospace / defense industries.

Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the current intent, belief or expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements, including those regarding the ability to prevent a delisting of the Company’s common stock from The Nasdaq SmallCap Market or the eligibility for quotation on the OTC Bulletin Board involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001 and Forms 10-Q.

This press release, and all SEC filings are available at www.orbitfr.com